Exhibit 99.1

Terns Pharmaceuticals to Highlight 2026 Priorities and Program Milestones at the 44th Annual J.P. Morgan Healthcare Conference

January 7, 2026

CARDINAL Phase 1/2 trial of TERN-701 enrolling well, with multiple important milestones in 2026

Planned milestones include pivotal dose selection, EOP2 regulatory interaction in mid-2026, updated and expanded CARDINAL data by 2H26, and initiation of 2L+ pivotal trial in late 2026/early 2027

TERN-701 was granted U.S. FDA Fast Track designation for the treatment of CML in Q4 2025

Year-end 2025 unaudited cash, cash equivalents and marketable securities of approximately $1.0 billion, expected to provide runway into 2031

FOSTER CITY, Calif., Jan. 07, 2026 (GLOBE NEWSWIRE) — Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage oncology company, today announced that management will provide an update on 2026 priorities and program milestones during the Company’s presentation at the 44th Annual J.P. Morgan Healthcare Conference on January 12th, 2026 at 3:45pm in San Francisco, CA.

“Last year was transformative for Terns as we completed our transition to an oncology company anchored by our allosteric BCR-ABL inhibitor, TERN-701, for CML. Following compelling TERN-701 data at ASH in December, and our subsequent capital raise, we are in a strong position to advance TERN-701 towards pivotal trial initiation. Based on accelerating momentum in our CARDINAL trial, our goal for pivotal trials is to enroll patients more quickly than historical precedents in CML and to generate data that further strengthen the position of TERN-701 as a potential best-in-disease therapy across all lines of CML treatment,” said Amy Burroughs, chief executive officer of Terns. “We believe that reaffirming clinical differentiation and advancing to product launch rapidly will be key factors to maximize the therapeutic and commercial potential of TERN-701,” added Ms. Burroughs.

Anticipated 2026 Priorities and Key Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

•	Anticipated 2026 milestones for TERN-701 include:

•	Selection of pivotal dose in mid-2026

•	End of Phase 2 regulatory interaction with U.S. FDA in mid-2026

•	Updated and expanded CARDINAL data by second half of 2026

•	Initiation of first pivotal trial (2L+ population) in late 2026 / early 2027

•

Preliminary study design anticipates evaluation of TERN-701 vs control arm of investigator’s choice 2 nd generation TKI (dasatinib, nilotinib, bosutinib) with major molecular response (MMR) at six months as the primary endpoint

•	New cohort added to the ongoing CARDINAL Phase 1/2 study to evaluate TERN-701 500mg QD in approximately 20 patients with BCR-ABL resistance mutations including T315I, M244V, F359I/C/V and others

•

At the 67th ASH Annual Meeting in December 2025, Elias Jabbour, MD, Professor, Department of Leukemia, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center, presented unprecedented safety and efficacy data from the CARDINAL trial

•	CARDINAL enrolled a predominantly 3L+ patient population with 38% of patients having received prior asciminib of whom 75% discontinued due to lack of efficacy

•	TERN-701 showed an encouraging safety profile (N=63)

•	87% (55/63) of patients remained on treatment as of the data cutoff

•	No dose-limiting toxicities were observed in dose escalation, and a maximum tolerated dose was not reached

•	The majority of treatment-emergent adverse events (TEAEs) were low grade with no apparent dose relationship

•	Grade 3 or higher TEAEs were all less than 10%, most commonly neutropenia (8%) and thrombocytopenia (8%)

•

Unprecedented efficacy with MMR achievement rate by 24 weeks of 75% (18/24) in evaluable patients enrolled at the recommended phase 2 dose range of >320mg QD, trending 2-3X higher than asciminib in Phase 1 and Phase 3 studies evaluating a 3L+ patient population

•	Deep molecular response (DMR) achievement rate by 24 weeks of 36% (10/28)

•	Encouraging MMR rates in patients with prior asciminib (n=10)

•	Overall MMR rate of 60% (6/10), with 43% (3/7) achieving MMR and 100% (3/3) maintaining MMR

•	Enrollment has accelerated with 85+ patients enrolled as of December 8, 2025

Other Pipeline Programs

•	Discovery efforts are underway on undisclosed targets for oncology indications

•	Terns is seeking a strategic partner to advance the TERN-501 and TERN-801 legacy metabolic programs

Corporate Updates

•

In December 2025, Terns completed an upsized public offering of 18,687,500 shares of its common stock, generating gross proceeds of approximately $747.5 million before deducting underwriting discounts and commissions and other offering expenses

•

Unaudited cash, cash equivalents and marketable securities for the year ended December 31, 2025, of approximately $1.0 billion expected to provide cash runway into 2031, including the first potential approval and launch of TERN-701

A live webcast of the Company’s J.P. Morgan Healthcare Conference presentation will be available on the investor relations page of Terns’ website at http://ir.ternspharma.com. A replay of the webcast will be archived on Terns’ website for at least 30 days following the presentation.

About Terns Pharmaceuticals

Terns Pharmaceuticals is a clinical-stage oncology company reimagining known biology to deliver high impact medicines. Our lead program TERN-701 is a highly selective, allosteric BCR-ABL inhibitor with a potentially best-in-disease profile that could meaningfully improve upon the efficacy, safety and convenience of existing treatments for CML. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, future approvals, future launches, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com